Exhibit 10.20

THIS FIFTH AMENDMENT TO LEASE dated as of December 12, 2014, made by and between 30 RAMLAND ROAD, LLC, having an office in care of GHP Office Realty, LLC, Four West Red Oak Lane, White Plains, New York 10604, as "Landlord," and VISION-SCIENCES, INC, having an office at 40 Ramland Road, Orangeburg, New York 10962, as "Tenant."

WITNESSETH

WHEREAS, Landlord is the Landlord of the real property and building located thereon commonly known as and located at 40 Ramland Road, Orangeburg, New York 10962 (the "Building");

WHEREAS, pursuant to that certain Agreement of Lease, dated as of March 23, 2000 (the "Original Lease"), as amended by amendments dated August 31, 2000, January 7, 2005, December 26, 2006 and April 2, 2009 (hereinafter referred to collectively as the "Lease"), Landlord leased to Tenant a portion of the First (1st) floor of the Building which shall be deemed to consist of Twenty Thousand, Five Hundred (20,500) rentable square feet and which premises are more particularly described in the Lease (the "Premises"), for a period ending on August 31, 2015;

WHEREAS, Tenant wants to extend the term of the Lease (the "Additional Term") for an additional Two (2) years commencing on September 1, 2015 (the "Additional Term Commencement Date) and expiring on August 31, 2017 (the "Expiration Date");

ARTICLE-1
LEASE AMENDMENTS

SECTION 1.01. Effective as of September 1, 2015, the Lease is hereby modified as follows:

A.    The "Term" as set forth in the Lease shall mean two (2) years as extended by this Fifth Amendment to Lease and expiring on the Expiration Date which is August 31, 2017.

B.    The Lease is hereby amended to delete any obligation of Landlord to perform or pay for alterations or work to the Premises in preparation for Tenant's continued occupancy, except for the repairs listed on Exhibit A hereto, which Landlord shall perform prior to the Additional Term Commencement Date.

ARTICLE - 2 MISCELLANEOUS

SECTION 2.01. Tenant represents that in connection with this Fifth Amendment to Lease it dealt with no broker, nor has Tenant had any correspondence or other communication in connection with this Fifth Amendment to Lease with any other person who is a broker other than Cushman & Wakefield of NJ (the "Brokers"), and that so far as Tenant is aware no brokers other than the Broker negotiated this Fifth Amendment to Lease. Each party hereby indemnifies the other party and holds it harmless from any and all loss, cost, liability, claim, damage, or expense (including court costs and attorneys' fees) ("Claims") arising out of any inaccuracy of the above representation. Landlord agrees to pay the Brokers their commissions pursuant to a separate written agreement with the Brokers, and to indemnify Tenant pursuant to the preceding sentence from and against any Claims by the Brokers for any commissions.

SECTION 2.02. Tenant represents that: (i) Landlord is not in default of any of its obligations under the Lease; (ii) Tenant has no claims against Landlord as of the date of this Fifth Amendment to Lease; and (iii) Tenant is in possession of the Premises. Landlord acknowledges that Tenant is not in default of any of its obligations under the Lease and Landlord has no claims against Tenant as of the date of this Fifth Amendment to Lease.

SECTION 2.03. All other terms, covenants and conditions of the Lease, as amended, including, but not limited to, the obligation to pay, in addition to Fixed Rent, the Tax Payments, Expense Payments, electric and all other additional rent items, and all exhibits and schedules thereto shall remain in full force and effect, are hereby ratified, confirmed and incorporated herein by reference as though set forth fully herein at length.

IN WITNESS WHEREOF, Landlord and Tenant have executed this FIFTH AMENDMENT TO LEASE as of the date and year first above written.

30 RAMLAND ROAD, LLC, (Landlord)

By:	/s/Andrew Greenspan
Name:	Andrew Greenspan
Title:	Member/Manager

VISION-SCIENCES, INC, (Tenant)
By:	/s/Howard Zauberman
Name:	Howard Zauberman
Title:	CEO

EXHIBIT A

Landlord's Repairs

Tenant Improvements: Landlord, at its sole cost and expense, shall provide a turn-key installation based on the following necessary improvements and repairs:

Reception

•	Repave entire front parking lot in order to alleviate drainage issues
•	Reseal side parking lot adjacent to loading dock
•	Restripe parking lot
•	Provide additional lighting in the parking area.
•	Replace poor fitting and damaged window screens on front of building Reception
•	Clean grout and reseal ceramic floor in reception area HVAC
•	Rezone and/or Rebalance existing ductwork between office and manufacturing area Kitchen/Pantry
•	Provide new laminate cabinets and countertops, paint walls and replace broken tile Corridors
•	Provide new vinyl base in corridors Bathrooms
•	Provide two wall-hung sinks in men's bathroom (in the men's bathroom which currently only has a single sink)
•	Address pressure issue in all of the men's urinals
•	Provide no-touch faucets for existing toilets, urinals and sinks Electrical testing area
•	Remove 40 linear feet of walls built to underside of ceiling in electrical testing area
•	Lower ceiling by 8 inches in former lab area adjacent to electrical testing area
•	Replace broken and/or damaged ceiling tiles in general manufacturing area (approximately 60% of the existing ceiling tiles need to be replaced)